UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 25, 2019

TECHCARE CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-55680

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

1140 Avenue of the Americas, New York, NY	10036
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: (646) 380-6645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant

On April 25, 2019, the Board of Directors of TechCare Corp. (the “Company”) selected BDO Ziv Haft (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and dismissed Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited (“PWC”) from service as the Company’s independent registered public accounting firm. The Company formally engaged BDO on April 25, 2019.

PWC’s reports on the Company’s financial statements as of and for the fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that both reports included an explanatory paragraph indicating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through April 25, 2019, there were (i) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions), except for (A) the material weakness in internal control over financial reporting related to inadequate segregation of duties consistent with control objectives and ineffective controls over period-end financial reporting and disclosure processes, as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and (B) errors from an erroneous recording of additional stock compensation expenses identified during the preparation of the 2017 annual financial statements, that resulted in material misstatements in the Company’s condensed consolidated financial statements for the quarter ended March 31, 2017, the six months ended June 30, 2017 and the nine months ended September 30, 2017 that were each included the Company’s relevant quarterly reports on Form 10-Q. These errors were corrected in the filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017.

The Company provided PWC with a copy of this Current Report on Form 8-K and requested that PWC furnish to the Company a letter addressed to the United States Securities and Exchange Commission (“SEC”). A copy of PWC’s letter to the SEC, dated April 29, 2019, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through April 25, 2019, neither the Company, nor anyone on its behalf, consulted BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by BDO that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from Kesselman & Kesselman, a member firm of PricewaterhouseCoopers International Limited, to the SEC, dated April 29 2019, regarding the statements made in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechCare Corp.

By:	/s/ Tali Dinar
Name:	Tali Dinar
Title:	Chief Financial Officer

Date: April 29, 2019